AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 22, 1999
                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                               TEL-SAVE.COM, INC.
                        FORMERLY, TEL-SAVE HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


              DELAWARE                                   23-28277736
  (State or other jurisdiction                        (I.R.S. Employee
 of incorporation or organization)                  Identification Number)

                                 6805 ROUTE 202
                          NEW HOPE, PENNSYLVANIA. 18938
                                 (215) 862-1500
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


               TEL-SAVE. COM, INC. 1998 LONG-TERM INCENTIVE PLAN;
              OPTION AGREEMENTS GRANTED TO EMPLOYEES AND DIRECTORS
                              (Full Title of Plans)

                              ALOYSIUS T. LAWN, IV
                          GENERAL COUNSEL AND SECRETARY
                               TEL-SAVE.COM, INC.
                        6805 ROUTE 202 NEW HOPE, PA 18938
                                 (215) 862-1500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                  PROPOSED               PROPOSED
 TITLE OF EACH CLASS OF                           MAXIMUM                 MAXIMUM
    SECURITIES TO BE                          OFFERING PRICE PER         AGGREGATE
      REGISTERED              AMOUNT TO BE         SHARE(2)              OFFERING             AMOUNT OF
                              REGISTERED(1)                               PRICE(2)        REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
Common Stock,
$0.01 par value per
share                            7,660,000         $9.18                   $70,318,800        $19,548.63
==========================================================================================================

(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Act"), this registration statement covers an indeterminate number of securities to be offered as a result of any adjustment from stock splits, stock dividends or similar events.
(2) Calculated pursuant to Rule 457 under the Securities Act of 1933 for the shares of Common Stock currently being registered hereunder. Filing fees with respect to 1,245,900, 2,750,000 and 4,986,000 shares of Common Stock of $517.86, $8,643.58 and $18,439.31, respectively, to which this registration statement also relates pursuant to Rule 429 under the Act have been previously paid.

PURSUANT TO RULE 429 UNDER THE ACT, THIS REGISTRATION STATEMENT ALSO SERVES AS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRANT'S REGISTRATION STATEMENTS ON FORM S-8 (FILE NOS. 333-04479 AND 333-05923) AND INCLUDES AS PART OF THE REOFFER PROSPECTUS FILED HEREWITH COVERING 1,893,553 SHARES OF COMMON STOCK ISSUED ON THE EXERCISE OF STOCK OPTIONS GRANTED UNDER THE REGISTRANT'S 1995 EMPLOYEE STOCK OPTION PLAN OR OTHER COMPENSATORY ARRANGEMENTS.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

                                     PART I

                       INFORMATION REQUIRED IN PROSPECTUS

             A reoffer prospectus prepared in accordance with the requirements of Part I of Form S-3 is being filed with the Securities and Exchange Commission ("Commission") as part of this registration statement. The Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

PROSPECTUS
                               TEL-SAVE.COM, INC.
                        FORMERLY TEL-SAVE HOLDINGS, INC.

                        5,323,563 SHARES OF COMMON STOCK


         The persons listed in this Prospectus under "Selling Stockholders" may offer and sell from time to time an aggregate of up to 5,323,563 shares of common stock that they have acquired or may acquire upon exercise of stock options granted by us under stock option plans or other compensatory arrangements.

         The Selling Stockholders may offer their shares through public or private transactions, on or off the Nasdaq National Market, at prevailing market prices or at privately negotiated prices. We will not receive any of the proceeds from the sale of shares by the Selling Stockholders.

         Our common stock is quoted on the Nasdaq National Market and traded under the symbol "TALK."

         Our principal executive offices are located at 6805 Route 202, New Hope, Pennsylvania 18938, and our telephone number is (215) 862-1500.

                               ------------------

         SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH AN INVESTMENT IN OUR COMMON STOCK.
                               ------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                 The date of this Prospectus is January 22, 1999

================================================================================






                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
Risk Factors...................................................................3
Use Of Proceeds...............................................................10
Selling Stockholders..........................................................10
Plan Of Distribution..........................................................11
Legal Matters.................................................................12
Experts.......................................................................12
Where You Can Find More Information...........................................12





                               ------------------





================================================================================

         THIS PROSPECTUS CONTAINS AND INCORPORATES BY REFERENCE CERTAIN FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WITH RESPECT TO OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS, INCLUDING, WITHOUT LIMITATION, STATEMENTS UNDER THE CAPTIONS "BUSINESS" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" IN OUR ANNUAL AND QUARTERLY REPORTS. THESE FORWARD LOOKING STATEMENTS REFLECT OUR PLANS, EXPECTATIONS AND BELIEFS AND, ACCORDINGLY, ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES. NO ASSURANCE CAN BE GIVEN THAT ANY OF SUCH FORWARD LOOKING STATEMENTS WILL BE REALIZED. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FACTORS DISCUSSED IN THE SECTION OF THIS PROSPECTUS ENTITLED "RISK FACTORS."

                                  RISK FACTORS

          You should consider carefully the following factors and other information in this prospectus and in our current and future reports before deciding to invest in the shares of our common stock offered in this prospectus.

DEPENDENCY ON AOL AGREEMENT AND ELECTRONIC COMMERCE

         At the beginning of 1997, we launched a major initiative for marketing and selling our telecommunication services online. At that time, we entered into an innovative telecommunications marketing agreement with America Online, Inc. ("AOL"). With the continued focus of our business on the sale and support of our telecommunications services online and through e-commerce channels, we believe that our business is currently dependent to a material extent upon our agreements and relationship with AOL.

        In January 1999, we completed substantial amendments to our agreement and relationship with AOL, including an extension of the term of our AOL marketing period and a restructuring of our marketing fee payments to AOL. From and after June 2000, AOL has the right to market on a non-exclusive basis the telecommunications services previously marketed on an exclusive basis in exchange for the elimination of the fixed quarterly payments that would otherwise continue to be payable by us. We cannot currently predict what impact the elimination of our exclusivity period would have on our AOL business or whether the minimum exclusivity period is of sufficient length to give us an enduring competitive advantage in maintaining our AOL customer base. We believe that the success or failure of our telecommunications agreement with AOL and similar online initiatives will have a material effect on our business, financial condition and results of operations. There can be no assurance that our arrangement with AOL will be profitable for the Company on a quarter to quarter basis or that our current experience with our AOL Long Distance business is a fair indication of future results under the AOL Agreement or generally in our e-commerce business.

         Although we have expended substantial sums on marketing our AOL service offerings, and under the new agreement will continue to expend substantial sums related to marketing, there can be no assurance that these expenditures will prove adequate to attract substantial additional customers to our service, or that any such subscribers will remain our customers for a period of time sufficient to recoup the costs of such marketing expenditures. See "--Maintenance of End User Base."

         The success of our online telecommunications sales and marketing business depends in part on our ability quickly to establish telephone service following an AOL subscriber's order. The provisioning of new customers has been adversely affected by "PIC freezes" established by local telephone companies. These "PIC freezes," though perhaps designed to avoid unauthorized transfers of telephone service, have the effect, we believe, of interfering with a customer's choice to switch service to a better priced product, such as our AOL Long Distance service, by requiring the customer to contact his or her local phone company directly to change long distance carriers. This requirement deprives new customers of the ability to take full advantage of our online provisioning service, where a customer can sign-up and authorize a change to AOL Long Distance entirely online through our innovative online customer care and billing systems. The Federal Communications Commission is currently engaged in rule-making proceedings that could modify the rules governing the offering, implementation and lifting of PIC freezes. There can be no assurance, however, that any such rules that are finally adopted will effectively limit the harmful effects of PIC freezes that impede authorized transfers of service.

         The success of our online initiatives depends on our ability to develop and maintain complex systems to support our online subscription and billing services. We have developed, and will seek to continue to develop and to improve, our systems for customer care and billing services, including online sign-up, call detail and billing reports and credit card payment in connection with the AOL Agreement and other online initiatives. We will be required to find, employ and retain skilled programmers to develop and maintain these complex systems. Unanticipated delays or difficulties in developing these systems or in hiring personnel could materially adversely affect our online business, including our AOL telecommunications business.

DEPENDENCE ON AT&T

         We have recently entered into long term agreements with AT&T, which, among other things, significantly lower the overall costs of the services we acquire from AT&T. There can be no assurances, however, that we would be able to negotiate further amendments in the future to our agreements with AT&T should it become necessary to maintain the profitability of our business. Circumstances also may arise that could give rise to the termination of any of our agreements with AT&T or otherwise result in the loss of our ability to obtain services from AT&T. Any termination of our contracts with AT&T, the loss or reduction of telecommunication services from AT&T, or the inability to negotiate cost reductions with AT&T to meet competitive prices, could have a material adverse effect on our financial condition and results of operations.

RECENT RAPID GROWTH

         Since the inception of our business in 1989, as a reseller of AT&T telecommunications services, we have grown dramatically in terms of revenues and number of employees and have expanded rapidly the nature and scope of our business. Although we have experienced significant growth in a relatively short period of time and regularly consider growth opportunities through acquisitions, joint ventures and partnerships as well as other business expansion opportunities, there can be no assurance that the growth we have experienced will continue or we will be able to achieve the growth contemplated by our business strategy.

         Continued growth of our current business will continue to place significant demands on our management (many of whom, including the new President, Chief Executive Officer, and Chairman of the Board of Directors, have recently joined the

Company), operational, financial and other resources and will require us to enhance further our operations, management, financial and information systems and controls and to expand, train and manage our employee base in certain areas including customer service support and financial, marketing and administrative resources. Success in this regard depends, among other things, on our ability to fund or finance significant investments of resources and to manage, attract and retain qualified personnel, competition for whom is intense. Our strategy also has resulted in significantly increased financial management requirements.

COMPETITION

         The long distance telecommunications industry is highly competitive and affected by the introduction of new services by, and the market activities of, major industry participants. Changes in the regulation of the telecommunications industry may affect our competitive position, as may consolidation and alliances across geographic regions and across industry segments. Competition in the long distance business is based upon pricing, customer service, billing services and perceived quality. We compete against numerous long distance carriers that offer essentially the same services as we do. Several of our competitors are substantially larger and have greater financial, technical and marketing resources than we do.

         Although we believe that we have the human and technical resources to pursue our strategy and compete effectively in this competitive environment, our success will depend upon our continued ability to provide high quality, high value services at prices generally competitive with, or lower than, those charged by our competitors. While OBN makes us more price competitive, reductions in long distance prices charged by competitors still may have a material adverse impact on our profitability. We also from time to time consider providing telecommunications services we have not previously provided, which new services, if offered, would face the same competitive pressures that affect our existing services.

MAINTENANCE OF END USER BASE

         End users are not obligated to purchase any minimum usage amount and can discontinue service, without penalty, at any time. There can be no assurance that end users will continue to buy their long distance telephone service through us or through "partitions," independent carriers and marketing companies that purchase services from us. If a significant portion of our end users were to decide to purchase long distance service from other long distance service providers, there can be no assurance that we would be able to replace them.

         A high level of customer attrition is inherent in the long distance industry, and our financial results are affected by such attrition. Attrition is attributable to a variety of factors, including the initiatives of existing and new competitors as they engage in, among other things, national advertising campaigns, telemarketing programs and cash payments and other forms of incentives, as well as our termination of customers for non-payment.

DIRECT MARKETING RISKS

         Both  federal  and  state   officials  are  tightening  and  increasing
enforcement of the rules governing the direct marketing, including the telemarketing of telecommunications services and the requirements imposed on carriers seeking to acquire customers in that manner. Customer complaints of unauthorized conversion or "slamming" are widespread in the long distance industry and are beginning to occur with respect to newly competitive local services. The Company has discontinued its internal telemarketing operations which may reduce our exposure to customer complaints and federal, state or local enforcement actions with respect to such direct telemarketing practices. However, certain government officials have made inquiries with respect to the marketing of our services and there remains a risk that we could be held accountable under applicable federal and state laws for the direct marketing activities of third parties carried out for our benefit. There also is the risk of enforcement actions by virtue of our prior telemarketing and other marketing efforts, our ongoing support of our customer/partitions and telemarketing and other marketing done in connection with our online marketing agreements.

RELIANCE ON INDEPENDENT CARRIER AND MARKETING COMPANIES; LACK OF CONTROL OVER MARKETING ACTIVITIES

         Historically, we have marketed a significant portion of our services through partitions, which generally have entered into non-exclusive agreements with us. Most partitions to date have made no minimum use or revenue commitments to us under these agreements. If we were to lose access to services on the AT&T network or billing services or experience difficulties with OBN, our agreements with partitions could be adversely affected.

         Provisions in our agreements with the partitions mandate that they comply with state and federal statutes and regulations, including those regulating telemarketing. See "--Government Regulation" and "--Direct Marketing Risks." Because our partitions are independent carriers and marketing companies, however, we are unable to control their activities. We are also unable to predict the extent of their compliance with applicable regulations or the effect of increased regulatory review. Increased regulatory review could also affect possible future acquisitions of new business from new partitions or other resellers.

GOVERNMENT REGULATION

         The Federal Communications Commission (the "FCC") and various state public service and public utility commissions regulate us as a non-dominant provider of long distance services. There can be no assurance that the FCC, state regulators or other government entities will not take action having an adverse effect on our business, financial condition or results of operations. FCC or state regulatory or enforcement action also could affect the partitions adversely. We also are subject to applicable regulatory standards for marketing activities, and the increased FCC and state attention to certain marketing practices could be significant to us. See "--Direct Marketing Risks."

ADVERSE EFFECT OF RAPID CHANGE IN TECHNOLOGY AND SERVICE

         The telecommunications industry has been characterized by rapid technological change, frequent new service introductions and evolving industry standards. We believe that our future success will depend on our ability to anticipate such changes and to offer on a timely basis services that meet or compete with these evolving standards. There can be no assurance that we will have sufficient resources to make necessary investments or to introduce new services that would satisfy an expanded range of partition and end user needs.

RISKS RELATED TO OBN

         In 1997, we deployed our own nationwide telecommunications network, One Better Net, or OBN. At December 31, 1998, we provided services over OBN to approximately 80% of the lines using our services. Operation as a switch-based provider subjects us to risk of significant interruption in the provision of services on OBN in the event of damage to our facilities (switching equipment or connections to transmission facilities) such as fire or natural disaster could cause. To the extent that we, rather than AT&T or another carrier, are principally responsible for providing end users with telecommunications services, interruption or failure to provide such services may subject us to claims from end users who suffer damages as a result of such interruption or failure. Thus, interruptions or other difficulties in operating OBN could have a material adverse effect on our financial condition and results of operations.

ABSENCE OF DIVIDENDS

         We have not paid cash dividends since inception and do not anticipate paying any cash dividends in the foreseeable future.

ANTI-TAKEOVER CONSIDERATIONS

         We have an authorized class of 5,000,000 shares of preferred stock that may be issued by our board of directors on such terms and with such rights, preferences and designations as our board may determine. Issuance of such preferred stock, depending upon its rights, preferences and designations, may have the effect of delaying, deterring or preventing a change in control. A change of control also may be delayed or prevented by provisions of the Delaware General Corporation Law and our bylaws, as well as our charter, which divides our board of directors into three classes, each of which is elected for three year terms. Such anti-takeover effects may deter a third party from acquiring us or engaging in a similar transaction affecting control in which our stockholders might receive a premium for their shares over the then-current market value.

SHARES ELIGIBLE FOR FUTURE SALE

         Future sales of substantial amounts of our common stock could adversely affect the market price of our common stock. Although the Company believes that as of January 11, 1999, each of Mr. Borislow and Mr. Paul Rosenberg beneficially owned less that 10% of the outstanding common stock of the Company, a decision by either of Mr. Borislow or Mr. Rosenberg to sell his shares could adversely affect the market price of the common stock. Each of Mr. Borislow and Mr. Rosenberg has a registration rights agreement with the Company covering the shares of common stock owned by him.

          As of January 11, 1999 our employees and directors had outstanding options to purchase 10,230,810 shares of common stock. In addition, as of such date, there were warrants outstanding to purchase up to 2,721,984 shares of common stock and 4,596,698 shares reserved for issuance upon the conversion of our outstanding 4-1/2% Convertible Subordinated Notes due 2002 and our 5% Convertible Subordinated Notes due 2004. Holders of warrants also have registration rights under certain conditions.

         Sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, may adversely affect the market price of our common stock.

YEAR 2000 RISKS

         The "Year 2000" issue refers to the potential harm from computer programs that identify dates by the last two digits of the year rather than using the full four digits. As such, dates after January 1, 2000 could be misidentified and such programs could fail.

         If such a failure occurs to our internal computer-based systems or if the computer-based systems, on which our business depends, that are operated by others were to malfunction, we could be unable to continue to provide telecommunications services, to sign up new customers or to bill existing customers for services. Such failures, if they occur, would have a material adverse effect on our business and financial condition. However, because of the complexity of the issues and the number of parties involved whose actions could affect us and the fact that many of the issues are outside our control, it is difficult for us to predict the nature or likelihood of such effects.

         We are dependent upon computer systems operated by third parties, such as local exchange carriers, AT&T, AOL and other vendors. Other parties whose ability to deal with Year 2000 issues could affect us include our partitions and the credit card companies through which most of our and AOL's customers are billed. We are generally not in a position to require either that these other companies give assurances to the Company as to their continued provision of services or that such companies take the necessary actions to assure that they will be ready for the Year 2000. Accordingly, while none of these other companies on which we depend have told us that they do not expect to be ready for Year 2000 issues, we do not believe we can project the likelihood of such parties' abilities to provide uninterrupted services to us. Given the nature of our relationships with most of these significant suppliers, it may be impracticable for us to replace them should they be unable to continue to provide these services. The failure of any of these companies to provide uninterrupted service to us likely would have a material adverse effect on our business and results of operations and financial condition.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares of common stock offered hereby. We will use the net proceeds, if any, realized from the exercise the options for working capital and for general corporate purposes, at the discretion of management.

                              SELLING STOCKHOLDERS

       The following list of Selling Stockholders have received or will receive their shares of Common Stock upon the exercise of stock options granted under the Company's stock option plans or other compensatory arrangements. This prospectus covers the offer and sale by each Selling Stockholder of their common stock. Set forth below are (i) the names of each Selling Stockholder, (ii) the nature of their position, office or other material relationship that they have had within the past three years with the Company or any of its predecessors or affiliates, (iii) the number of shares of common stock they beneficially owned as of January 12, 1999, (iv) the number of shares that may be offered and sold by or on their behalf and (v) the amount of common stock to be owned by them upon the completion of the offering if all shares are sold.



---------------------------------------------------------------------------------------------------------------------------
                                                                     SHARES          SHARES COVERED          SHARES
                                                               BENEFICIALLY OWNED        BY THIS       BENEFICIALLY OWNED
               NAME AND POSITION/RELATIONSHIP                PRIOR TO OFFERING (1)     PROSPECTUS      AFTER OFFERING (1)
               ------------------------------                ----------------------    -----------     --------------------
                                                                NUMBER      PERCENT                     NUMBER      PERCENT
---------------------------------------------------------------------------------------------------------------------------
Gabriel Battista
Chairman, Chief Executive Officer and President                  682,500      1.2%       1,650,000        32,500       *
---------------------------------------------------------------------------------------------------------------------------
Daniel Borislow(2)                                             5,480,834      9.2%       1,050,000     4,430,834     7.6%
---------------------------------------------------------------------------------------------------------------------------
Emanuel J. DeMaio
Chief Operations Officer                                         978,257      1.7%         898,178        80,079       *
---------------------------------------------------------------------------------------------------------------------------
George Farley
Chief Financial Officer                                          481,385       *           250,000       231,385       *
---------------------------------------------------------------------------------------------------------------------------
Harold First
Director                                                          88,205       *            84,004         4,201       *
---------------------------------------------------------------------------------------------------------------------------
Gary W. McCulla
President and Director of Sales and Marketing                  1,422,455      2.4%       1,293,447       129,008       *
---------------------------------------------------------------------------------------------------------------------------
Ronald R. Thoma
Director                                                         102,831       *            97,934         4,897       *
---------------------------------------------------------------------------------------------------------------------------

------------------
*      Less than 1%.

(1) The number of shares of common stock outstanding prior to and after this offering includes (i) shares of common stock held as of January 12, 1999 and (ii) with respect to each person, the shares of common stock issuable by the Company pursuant to options held by such persons which may be exercised within 60 days following January 12, 1999 ("Presently Exercisable Options") and rights to purchase shares of Common Stock to be issued to holders of record and holders of shares and options as of December 31, 1998. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person or group who has or shares voting and investment power with respect to such shares. Presently Exercisable Options are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

(2)    Former Chairman, Chief Executive Officer and Director.


                              PLAN OF DISTRIBUTION

         We are registering shares of our common stock on behalf of the Selling Stockholders. We will pay for all costs, expenses and fees in connection with the registration of the shares. The Selling Stockholders will pay for all selling discounts and commissions, if any. The Selling Stockholders may offer and sell their shares from time to time in one or more of the following types of transactions (including block transactions):

         o  on the Nasdaq National Market,

         o  in the over-the-counter market,

         o  in privately negotiated transactions,

         o  through put or call options transactions relating to the shares, or

         o  a combination of such methods of sale.

         The Selling Stockholders may sell their shares at prevailing market prices, or at privately negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Stockholders have advised us that they have not entered into any agreements, understanding or arrangements with any underwriters or broker-dealers regarding the sale of their shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the Selling Stockholders.

         The Selling Stockholders may offer and sell their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders and/or the purchasers of shares. The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in sales of the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

        The Selling Stockholders may pledge, hypothecate or grant a security interest in some or all of the shares that they own. In the event of a foreclosure or event of default in connection with such pledges, the shares may be transferred to the persons to whom the shares have been pledged. If such a transfer occurs, the transferees will be deemed to be Selling Stockholders under this plan of distribution. At the same time, the Selling Stockholders whose shares were transferred will beneficially own less shares. The plan of distribution for the shares of the Selling Stockholders will otherwise remain unchanged.

         Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such rule.

                                  LEGAL MATTERS

         Aloysius T. Lawn, IV, our General Counsel and Secretary, has rendered an opinion to the effect that the shares of common stock offered by this prospectus are duly authorized, legally issued, fully paid and non-assessable. Mr. Lawn owns 153,650 shares of Common Stock, an option covering 50,000 shares of Common Stock, and rights covering 10,183 shares of Common Stock.

                                     EXPERTS

         The consolidated financial statements and schedule of the Company and its subsidiaries incorporated by reference in this prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports incorporated in this prospectus by reference, and are incorporated in this prospectus in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

         The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (File No. 0-26728) we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

              a. our annual report on Form 10-K for the year ended December 31, 1997 and the amendments to our annual report filed with the SEC on April 17, 1998 and April 30, 1998;

              b. our quarterly reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

              c. our current reports on Form 8-K, dated March 10, 1998, August 27, 1998, September 18, 1998, October 29, 1998 and January 20, 1999; and

              d. the description of our capital stock contained in our registration statement on Form 8-A, dated September 8, 1995.

         You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                              Aloysius T. Lawn, IV
                          General Counsel and Secretary
                               Tel-Save.com, Inc.
                                 6805 Route 202
                               New Hope, PA 18938
                                 (215) 862-1500

         This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide information other than that provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

             The  following   documents   filed  by   Tel-Save.com,   Inc.  (the
"Corporation" or the "Registrant") with the Commission are hereby incorporated herein by reference:

              (a) the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

              (b) the Corporation's quarterly reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

              (c) the Corporation's current reports on Form 8-K, dated March 10, 1998, August 27, 1998, September 18, 1998, October 29,
                   1998 and Form 8-K dated January 20, 1999; and

              (d) the description of the Corporation's capital stock contained in its registration statement on Form 8-A, dated September 8, 1995.

             All documents filed by the Corporation after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all of the Corporation's Common Stock offered hereby has been sold or which withdraws from registration such Common Stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or so superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES.

             Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Aloysius T. Lawn, IV, General Counsel and Secretary, has rendered an opinion to the effect that the shares of common stock subject to this Registration Statement are duly authorized and, as or when issued in accordance with the terms of the plan and/or the agreements, have been or will be legally issued, fully paid and non-assessable. Mr. Lawn owns 153,650 shares of common stock, an option covering 50,000 shares of Common Stock and rights covering 10,183 shares of Common Stock

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions or suits by or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees and agents, against expenses (including attorneys' fees) and, in the case of actions, suits or proceedings brought by third parties, against judgment, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding.

         The Company's Bylaws also provide for indemnification to the fullest extent permitted by the Delaware General Corporation Law. Reference is made to the Company's Bylaws.

         As permitted by the Delaware General Corporation Law, the Company's Bylaws eliminate the personal liability of its directors to the Company and its stockholders, in certain circumstances, for monetary damages arising from a breach of the director's duty of care. Additionally, the Company has entered into indemnification agreements with some of its directors and officers. These agreements provide for indemnification to the fullest extent permitted by law and, in certain respects, may provide greater protection than that specifically provided for by provide indemnification for, among other things, conduct which is adjudged to be fraud, deliberate dishonesty or willful misconduct.

         The Company has purchased an insurance policy that purports to insure the officers and directors against certain liabilities incurred by them in the discharge of their functions as officers and directors.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

             Not applicable.

Item 8.  EXHIBITS.

             The exhibits listed on the Index of Exhibits on page II-_of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

Item 9.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate  offering  price  set forth in the  "Calculation  of
                  Registration   Fee"  table  in  the   effective   registration
                  statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrar pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this pre-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Solebury, Commonwealth of Pennsylvania, on this 22nd day of January, 1999.

                                                TEL-SAVE.COM, INC.


                                                By:   /s/ Gabriel A. Battista
                                                      -----------------------
                                                      Gabriel A. Battista
                                                      Chairman of the Board of
                                                      Directors, Chief Executive
                                                      Officer and President


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gabriel A. Battista and Aloysius T. Lawn, IV, and each of them each with full power to act without the other, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments or supplements (including post-effective amendments) to this Form S-8 Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intent and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below:


            Signature                                Title                              Date
            ---------                                -----                              ----
/s/ Gabriel A. Battista                 Chairman of the Board of                     January 22, 1999
-------------------------------         Directors, Chief Executive
Gabriel A. Battista                     Officer and President (Principal
                                        Executive Officer)



/s/ Gary W. McCulla                     Director                                   January 22, 1999
-------------------------------
Gary W. McCulla


/s/ Emanuel J. DeMaio                   Director                                   January 22, 1999
-------------------------------
Emanuel J. DeMaio


/s/ George P. Farley                    Chief Financial Officer                    January 22, 1999
-------------------------------         and Director
George P. Farley                        Principal Financial Officer)


/s/ Kevin R. Kelly                      Controller (Principal                      January 22, 1999
-------------------------------         Accounting Officer)
Kevin R. Kelly


/s/ Harold First                        Director                                   January 22, 1999
-------------------------------
Harold First


/s/ Ronald R. Thoma                     Director                                   January 22, 1999
-------------------------------
Ronald R. Thoma


                                INDEX OF EXHIBITS
                                -----------------

Exhibit 3.1 Amended and Restated Certificate of Incorporation, as amended, of Tel-Save Holdings, Inc. (Incorporated herein b reference to Exhibit 4.1 to the Company's registration statement on Form S-4 (File No. 333-38943)).

Exhibit 3.2 Bylaws of Tel-Save Holdings, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company's registration statement on Form S-1 (File No. 33-94940).

Exhibit 3.3 Certificate of Ownership and Merger Merging Tel-Save.com, Inc. into Tel-Save Holdings, Inc. dated as of November 16, 1998. Filed herewith.

Exhibit 4.1 1998 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.17 to the Company's Report on Form 8-K filed on January 20, 1999).

Exhibit 5.1 Opinion of Aloysius T. Lawn, IV, General Counsel and Secretary of Tel-Save com, Inc. with respect to the validity of the Common Stock being registered. Filed herewith.

Exhibit 23.1 Consent of BDO Seidman, LLP, certified public accountants. Filed herewith.

Exhibit 23.2    Consent of Aloysius T. Lawn, IV (included in Exhibit 5.1).

Exhibit 24.1 Power of attorney of the directors an certain officers of the Company (included in the signature page of this Registration Statement at page II-5).